Exhibit 4.3 - Omnibus Amendment to Series Supplements

                                                                [EXECUTION COPY]


================================================================================




              _____________________________________________________


                              OMNIBUS AMENDMENT TO
                               SERIES SUPPLEMENTS

                          Dated as of December 31, 2001

             _____________________________________________________





                         DC FUNDING INTERNATIONAL, INC.
                                   Transferor

                       FIRST NORTH AMERICAN NATIONAL BANK
                          Prior Transferor and Servicer


                                       and


                            FIRST UNION NATIONAL BANK
                                     Trustee

                       on behalf of the Certificateholders


              _____________________________________________________

                         FNANB CREDIT CARD MASTER TRUST

              _____________________________________________________




================================================================================

                                TABLE OF CONTENTS
                                -----------------


                                                                           Page
                                                                           ----
Section 1.    Omnibus Amendments to the Series Supplements .................. 2

Section 2.    Amendments to the Series 1997-2 Supplement .................... 2

Section 3.    Amendments to the Series 1998-1 Supplement .................... 3

Section 4.    Amendments to the Series 2001-A Supplement .................... 4

Section 5.    Amendments to the Series 2001-B Supplement .................... 5

Section 6.    Amendments to the Series 2001-C Supplement .................... 6

Section 7.    Counterparts .................................................. 7

Section 8.    Governing Law ................................................. 8

               OMNIBUS AMENDMENT TO SERIES SUPPLEMENTS, dated as of December 31, 2001 (this "Amendment"), among DC FUNDING INTERNATIONAL, INC., a Delaware
            ---------
corporation ("DC Funding"), as Transferor (in such capacity, the "Transferor"),
              ----------                                          ----------
FIRST NORTH AMERICAN NATIONAL BANK, a national banking association (the "Bank"),
                                                                         ----
as Transferor under the Prior Agreement (as defined below) (in such capacity, the "Prior Transferor") and as Servicer (in such capacity, the "Servicer"), and
     ----------------                                           --------
FIRST UNION NATIONAL BANK (together with its successors in trust thereunder as provided in the Restated Agreement referred to below, the "Trustee"), as trustee
                                                           -------
under the Amended and Restated Master Pooling and Servicing Agreement, dated as of December 31, 2001 (as amended, supplemented or otherwise modified and in effect from time to time, the "Restated Agreement"), among the Transferor, the
                               -----------------
Prior Transferor, the Servicer and the Trustee, as supplemented by the Series Supplements referred to below.

                              PRELIMINARY STATEMENT

               The Bank, as Transferor and Servicer, and the Trustee previously entered into (i) a Master Pooling and Servicing Agreement dated as of October 30, 1997, as amended (the "Prior Agreement") for the purpose of creating the
                           ---------------
FNANB Credit Card Master Trust (the "Trust"), (ii) a Series 1997-2 Supplement
                                     -----
dated as of November 25, 1997 to the Prior Agreement (as amended, the "Series
                                                                       ------
1997-2 Supplement") for the purpose of authorizing the issuance, authentication
-----------------
and delivery by the Trust of the Series 1997-2 Certificates (as defined in the Series 1997-2 Supplement), (iii) a Series 1998-1 Supplement dated as of November 13, 1998 to the Prior Agreement (as amended, the "Series 1998-1 Supplement") for
                                                  ------------------------
the purpose of authorizing the issuance, authentication and delivery by the Trust of the Series 1998-1 Certificates (as defined in the Series 1998-1 Supplement), (iv) a Series 2001-A Supplement dated as of February 27, 2001 to the Prior Agreement (the "Series 2001-A Supplement") for the purpose of
                          ------------------------
authorizing the issuance, authentication and delivery by the Trust of the Series 2001-A Certificates (as defined in the Series 2001-A Supplement), (v) a Series 2001-B Supplement dated as of June 1, 2001 to the Prior Agreement (the "Series
                                                                        ------
2001-B Supplement") for the purpose of authorizing the issuance, authentication
-----------------
and delivery by the Trust of the Series 2001-B Certificates (as defined in the Series 2001-B Supplement) and (vi) a Series 2001-C Supplement dated as of December 19, 2001 to the Prior Agreement (the "Series 2001-C Supplement" and,
                                               ------------------------
collectively with the Series 1997-2 Supplement, the Series 1998-1 Supplement, the Series 2001-A Supplement and the 2001-B Supplement, the "Series
                                                             ------
Supplements") for the purpose of authorizing the issuance, authentication and
-----------
delivery by the Trust of the Series 2001-C Certificates (as defined in the Series 2001-C Supplement). The Transferor, the Prior Transferor, the Servicer and the Trustee are entering into the Restated Agreement simultaneously herewith and desire to enter into this Amendment for the purpose of substituting DC Funding for the Bank as Transferor under the Series Supplements and further amending the Series Supplements as set forth herein.

               Section 13.1(b) of the Prior Agreement provides that the Servicer, the Prior Transferor and the Trustee, without the consent of any of the Certificateholders, may amend from time to time any Supplement, subject to satisfaction of the conditions precedent set forth therein. All terms used in this Amendment that are defined in the Restated Agreement or the applicable Series Supplement have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Amendment.

               In consideration of the mutual agreements contained herein, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

               Section 1. Omnibus Amendments to the Series Supplements.
                          --------------------------------------------

               (a) Each Series Supplement is hereby amended by substituting DC Funding for the Bank as Transferor under such Series Supplement.

               (b) Except where the context requires otherwise or where expressly amended herein, references to the "Transferor" in each Series Supplement shall be deemed to be references to DC Funding in such capacity and not to the Bank.

               (c) Except where the context requires otherwise or where expressly amended herein, references to the "Agreement" in each Series Supplement shall be deemed to be references to the Restated Agreement.

               (d) Each Series Supplement is hereby amended by deleting each reference to "Supplemental Accounts" in such Series Supplement and substituting "Additional Accounts" therefor.

               (e) Each Series Supplement is hereby amended by deleting each reference to "Supplemental Closing Date" in such Series Supplement and substituting "Additional Account Closing Date" therefor.

               (f) Each Series Supplement is hereby amended by deleting each reference to "Supplemental Cut-Off Date" in such Series Supplement and substituting "Additional Account Cut-Off Date" therefor.

               (g) Section 2 of each Series Supplement is hereby amended by adding the following defined term:

               ""Bank" shall mean First North American National Bank, a national
                 ----
banking association, and any successor thereto."

               Section 2. Amendments to the Series 1997-2 Supplement.
                          ------------------------------------------

               (a) Section 10 of the Series 1997-2 Supplement is amended by amending and restating clause (c) thereof in its entirety to read as follows:

                    "(c)  the Transferor or the Bank shall consent to the
               appointment of a trustee, conservator, receiver, liquidator, custodian or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, receivership, conservatorship or similar proceedings of or relating to the Transferor or the Bank or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver, liquidator, custodian or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, receivership, conservatorship or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor or the Bank and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; the Transferor or the Bank shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency, receivership, conservatorship or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or an involuntary proceeding shall be commenced or an involuntary petition shall be filed with respect to the Transferor or the Bank in a court of competent jurisdiction seeking to take advantage of any applicable bankruptcy, insolvency, receivership, conservatorship or reorganization statute and such proceeding or petition shall continue undismissed for 60 days; or the Bank shall become unable for any reason to transfer Receivables to the Transferor in accordance with the provisions of the Receivables Purchase Agreement or the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement;"

               (b) Section 10 of the Series 1997-2 Supplement is further amended by deleting "or" at the end of clause (g), adding "or" at the end of clause (h) and adding the following clause (i):

                    "(i)  the Receivables Purchase Agreement shall be
               terminated;"

               (c) The Series 1997-2 Supplement as amended by this Amendment is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein, to the extent such term or provision relates to the Series 1997-2 Supplement, shall conflict or be inconsistent with any term or provision contained in the Series 1997-2 Supplement, the terms and provisions of this Amendment shall govern. After the date hereof, any reference to the Series 1997-2 Supplement shall mean the Series 1997-2 Supplement as amended by this Amendment. As amended by this Amendment, the Series 1997-2 Supplement is in all respects ratified and confirmed, and the Series 1997-2 Supplement and this Amendment, to the extent this Amendment relates to the Series 1997-2 Supplement, shall be read, taken and construed as one and the same instrument.

               Section 3.  Amendments to the Series 1998-1 Supplement.
                           ------------------------------------------

               (a) Section 10 of the Series 1998-1 Supplement is amended by amending and restating clause (c) thereof in its entirety to read as follows:

                    "(c) the Transferor or the Bank shall consent to the
               appointment of a trustee, conservator, receiver, liquidator, custodian or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, receivership, conservatorship or similar proceedings of or relating to the Transferor or the Bank or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver, liquidator, custodian or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, receivership, conservatorship or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor or the Bank and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; the Transferor or the Bank shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency, receivership, conservatorship or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or an involuntary proceeding shall be commenced or an involuntary petition shall be filed with respect to the Transferor or the Bank in a court of competent jurisdiction seeking to take advantage of any applicable bankruptcy, insolvency, receivership, conservatorship or reorganization statute and such proceeding or petition shall continue undismissed for 60 days; or the Bank shall become unable for any reason to transfer Receivables to the Transferor in accordance with the provisions of the Receivables Purchase Agreement or the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement;"

               (b) Section 10 of the Series 1998-1 Supplement is further amended by deleting "or" at the end of clause (g), adding "or" at the end of clause (h) and adding the following clause (i):

                    "(i) the Receivables Purchase Agreement shall be
               terminated;"

               (c) The Series 1998-1 Supplement as amended by this Amendment is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein, to the extent such term or provision relates to the Series 1998-1 Supplement, shall conflict or be inconsistent with any term or provision contained in the Series 1998-1 Supplement, the terms and provisions of this Amendment shall govern. After the date hereof, any reference to the Series 1998-1 Supplement shall mean the Series 1998-1 Supplement as amended by this Amendment. As amended by this Amendment, the Series 1998-1 Supplement is in all respects ratified and confirmed, and the Series 1998-1 Supplement and this Amendment, to the extent this Amendment relates to the Series 1998-1 Supplement, shall be read, taken and construed as one and the same instrument.

               Section 4.  Amendments to the Series 2001-A Supplement.
                           ------------------------------------------

               (a) Section 11 of the Series 2001-A Supplement is amended by amending and restating clauses (c) and (j) thereof in their entirety to read as follows:

                    "(c) the Transferor or the Bank shall consent to the
               appointment of a trustee, conservator, receiver, liquidator, custodian or other similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, receivership, conservatorship or similar proceedings of or relating to the Transferor or the Bank or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver, liquidator, custodian or other similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, receivership, conservatorship or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor or the Bank and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; either the Transferor or the Bank shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency, receivership, conservatorship or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; an involuntary proceeding shall be commenced or an involuntary petition shall be filed with respect to the Transferor or the Bank in a court of competent jurisdiction seeking to take advantage of any applicable bankruptcy, insolvency, receivership, conservatorship or reorganization statute and such proceeding or petition shall continue undismissed for 60 days; or the Bank shall become unable for any reason to transfer Receivables to the Transferor in accordance with the provisions of the Receivables Purchase Agreement or the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement;"

                    "(j) the Receivables Purchase Agreement shall be
               terminated;"

               (b) The Series 2001-A Supplement as amended by this Amendment is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein, to the extent such term or provision relates to the Series 2001-A Supplement, shall conflict or be inconsistent with any term or provision contained in the Series 2001-A Supplement, the terms and provisions of this Amendment shall govern. After the date hereof, any reference to the Series 2001-A Supplement shall mean the Series 2001-A Supplement as amended by this Amendment. As amended by this Amendment, the Series 2001-A Supplement is in all respects ratified and confirmed, and the Series 2001-A Supplement and this Amendment, to the extent this Amendment relates to the Series 2001-A Supplement, shall be read, taken and construed as one and the same instrument.

               Section 5.  Amendments to the Series 2001-B Supplement.
                           ------------------------------------------

               (a) Section 10 of the Series 2001-B Supplement is amended by amending and restating clauses (c) and (l) thereof in their entirety to read as follows:

                    "(c) the Transferor, the Bank or Circuit City shall consent to the appointment of a trustee, conservator, receiver, liquidator, custodian or other similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, receivership, conservatorship or similar proceedings of or relating to the Transferor, the Bank or Circuit City or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver, liquidator, custodian or other similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, receivership, conservatorship or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor, the Bank or Circuit City and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; any of the Transferor, the Bank or Circuit City shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency, receivership, conservatorship or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; an involuntary proceeding shall be commenced or an involuntary petition shall be filed with respect to the Transferor, the Bank or Circuit City in a court of competent jurisdiction seeking to take advantage of any applicable bankruptcy, insolvency, receivership, conservatorship or reorganization statute and such proceeding or petition shall continue undismissed for 60 days; or the Bank shall become unable for any reason to transfer Receivables to the Transferor in accordance with the provisions of the Receivables Purchase Agreement or the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement;"

                    "(l) Circuit City shall fail to own, directly or indirectly, a majority of the capital stock of the Transferor and a majority of the capital stock of the Bank; or"

               (b) Section 10 of the Series 2001-B Supplement is further amended by deleting "or" at the end of clause (k) and adding the following clause (m):

                    "(m) the Receivables Purchase Agreement shall be
               terminated;"

               (c) The Series 2001-B Supplement as amended by this Amendment is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein, to the extent such term or provision relates to the Series 2001-B Supplement, shall conflict or be inconsistent with any term or provision contained in the Series 2001-B Supplement, the terms and provisions of this Amendment shall govern. After the date hereof, any reference to the Series 2001-B Supplement shall mean the Series 2001-B Supplement as amended by this Amendment. As amended by this Amendment, the Series 2001-B Supplement is in all respects ratified and confirmed, and the Series 2001-B Supplement and this Amendment, to the extent this Amendment relates to the Series 2001-B Supplement, shall be read, taken and construed as one and the same instrument.

               Section 6.  Amendments to the Series 2001-C Supplement.
                           ------------------------------------------

               (a) Section 11 of the Series 2001-C Supplement is amended by amending and restating clause (c) thereof in its entirety to read as follows:

                    "(c) the Transferor or the Bank shall consent to the
               appointment of a trustee, conservator, receiver, liquidator, custodian or other similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, receivership, conservatorship or similar proceedings of or relating to the Transferor or the Bank or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver, liquidator, custodian or other similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, receivership, conservatorship or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor or the Bank and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; either the Transferor or the Bank shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency, receivership, conservatorship or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; an involuntary proceeding shall be commenced or an involuntary petition shall be filed with respect to the Transferor or the Bank in a court of competent jurisdiction seeking to take advantage of any applicable bankruptcy, insolvency, receivership, conservatorship or reorganization statute and such proceeding or petition shall continue undismissed for 60 days; or the Bank shall become unable for any reason to transfer Receivables to the Transferor in accordance with the provisions of the Receivables Purchase Agreement or the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement;"

               (b) Section 11 of the Series 2001-C Supplement is further amended by deleting "or" at the end of clause (m), deleting the period and adding "; or" at the end of clause (n) and adding the following clause (o):

                    "(o) the Receivables Purchase Agreement shall be
               terminated;"

               (c) The Series 2001-C Supplement as amended by this Amendment is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein, to the extent such term or provision relates to the Series 2001-C Supplement, shall conflict or be inconsistent with any term or provision contained in the Series 2001-C Supplement, the terms and provisions of this Amendment shall govern. After the date hereof, any reference to the Series 2001-C Supplement shall mean the Series 2001-C Supplement as amended by this Amendment. As amended by this Amendment, the Series 2001-C Supplement is in all respects ratified and confirmed, and the Series 2001-C Supplement and this Amendment, to the extent this Amendment relates to the Series 2001-C Supplement, shall be read, taken and construed as one and the same instrument.

               Section 7.  Counterparts. This Amendment may be executed in two
                           ------------
or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               Section 8.  Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN
                           -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                           [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the Transferor, the Prior Transferor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.


                              DC FUNDING INTERNATIONAL, INC.,
                                  as Transferor


                              By: /s/ Philip J. Dunn
                                  Name: Philip J. Dunn
                                  Title: Vice President


                              FIRST NORTH AMERICAN NATIONAL BANK,
                                  as Transferor under the Prior Agreement and as Servicer


                              By: /s/ Michael T. Chalifoux
                                  Name: Michael T. Chalifoux
                                  Title: President


                              FIRST UNION NATIONAL BANK,
                                  as Trustee


                              By: /s/ Bryon M. Tinnin
                                  Name: Bryon M. Tinnin
                                  Title: Assistant Vice President